EXHIBIT 16



July 25, 2002




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  The Ohio Art Company
     Commission File Number 0-4479

Commissioners:

We have read the statements made by The Ohio Art Company, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 26, 2002. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Crowe, Chizek and Company LLP


Crowe, Chizek and Company LLP